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                                                                       EXHIBIT B

                             JOINT FILING AGREEMENT


     This Agreement is among Queue Communications Ltd and Patrice Lambert, whereby in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934 as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a statement on the First Amendment to Schedule 13D with respect to the equity securities of Vertical Computer Systems, Inc. and further agrees that this Joint Filing Agreement be included as an exhibit to such joint filing provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement in counterparts as of this 16th day of September, 2000.



                                            QUEUE COMMUNICATIONS, LTD.



                                             By: /s/ Patrice Lambert
                                             ----------------------------------
                                             Patrice Lambert
                                             Chairman, President, and Secretary



                                             /s/ Patrice Lambert
                                             ----------------------------------
                                             Patrice Lambert